ROCKY BRANDS, INC.

Rocky Brands, Inc. Announces 2020 First Quarter Results

NELSONVILLE, Ohio, April 28, 2020 – Rocky Brands, Inc. (NASDAQ: RCKY) today announced financial results for its first quarter ended March 31, 2020.

First Quarter 2020 Sales and Income

First quarter net sales were $55.7 million compared with $65.9 million in the first quarter of 2019. The Company reported first quarter net income of $1.2 million, or $0.16 per diluted share compared to net income of $3.6 million, or $0.48 per diluted share in the first quarter of 2019. Adjusted net income for the first quarter of 2020, which excludes expenses related to the closure of the Company’s manufacturing facilities due to COVID-19, was $2.0 million, or $0.27 per diluted share.

Jason Brooks, President and Chief Executive Officer, commented, “Our business is holding up well despite one of the most difficult operating environments in our company’s long history. We entered 2020 with good momentum thanks to the multi-year execution of strategic initiatives that have enhanced our brands’ positioning in the marketplace, strengthened our relationships with our consumers and retail customers, and fortified our balance sheet. While we face challenges due to the COVID-19 pandemic, particularly within our brick and mortar wholesale channel as much of the country continues to shelter-at-home, we have taken decisive actions to capitalize on our digital and distribution center capabilities and increase liquidity. Over the past several weeks, we’ve experienced an acceleration in sales on our ecommerce sites as well as an uptick in new account growth for our online Lehigh CustomFit safety shoe business as many of our consumers work in critical industries that are keeping America running during this crisis. As Rocky Brands has done in the past, I am confident that we will weather this storm and emerge in a position to resume delivering sustained growth, increased profitability and enhanced value for our shareholders.”

COVID-19 Update

Below is a summary of the current status of Rocky Brands’ operations and the actions taken to mitigate the financial impact of COVID-19 and preserve liquidity to-date.

•	The Company’s 200,000 square-foot distribution center in Logan, Ohio has remained open and fully operational.
•	The Company’s manufacturing facilities in Puerto Rico and the Dominican Republic have reopened following temporary government mandated shutdowns and are currently operating at a reduced capacity.
•	The Company has reduced operating expenses by approximately $1.5 million for the year.
•	The Company has delayed approximately $15 million in planned inventory receipts from third party suppliers.
•

The Company drew down $20 million on its credit facility as a precautionary measure. As of March 31, 2020, the Company had $44.2 million in cash and cash equivalents and $40 million in available borrowings on its credit facility.

•	The Company has suspended all share repurchases indefinitely.

First Quarter Review

Net sales for the first quarter were $55.7 million compared to $65.9 million a year ago. Wholesale sales for the first quarter were $35.0 million compared to $42.4 million for the same period in 2019. Retail sales for the first quarter increased 9.4% to $16.9 million compared to $15.4 million for the same period last year. Military segment sales for the first quarter were $3.8 million compared to $8.1 million in the first quarter of 2019.

Gross margin in the first quarter of 2020 was $19.3 million, or 34.7% of sales, compared to $23.0 million, or 34.9% of sales, for the same period last year. Adjusted gross margin, which excludes approximately $1.0 million in expenses related to the closure of the Company’s manufacturing facilities due to COVID-19, was $20.3 million, or 36.4%. The 150 basis point increase in adjusted gross margin was driven primarily by higher percentage of retail sales, which carry higher gross margins than wholesale and military sales, partially offset by lower wholesale and military margins.

Operating expenses were $17.8 million, or 32.0% of net sales, for the first quarter of 2020 compared to $18.5 million, or 28.0% of net sales, a year ago. The decrease in operating expenses was driven primarily by lower variable expenses associated with the decrease in sales.

Income from operations was $1.5 million, or 2.7% of net sales compared to income from operations of $4.5 million, or 6.8% of net sales a year ago.  Adjusted operating income for the first quarter of 2020 was $2.5 million, or 4.5% of net sales.

Use of Non-GAAP Financial Measures

In addition to GAAP financial measures, the Company presents the following non-GAAP financial measures: “adjusted net income,” “adjusted net income per share” and “adjusted gross margin.” Adjusted results exclude the impact of items that management of the Company believes affect the comparability or underlying business trends in its consolidated financial statements in the periods presented.  The Company believes that these non-GAAP measures are useful to investors and other users of our condensed consolidated financial statements as an additional tool for evaluating operating performance.  The Company believes they also provide a useful baseline for analyzing trends in its operations. Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. See “Reconciliation of GAAP Measures to Non-GAAP Measures” accompanying this press release.

Conference Call Information

The Company’s conference call to review first quarter 2020 results will be broadcast live over the internet today, Tuesday, April 28, 2020 at 4:30 pm Eastern Time. The broadcast will be hosted at http://www.rockybrands.com.

About Rocky Brands, Inc.

Rocky Brands, Inc. is a leading designer, manufacturer and marketer of premium quality footwear and apparel marketed under a portfolio of well recognized brand names including Rocky®, Georgia Boot®, Durango®, Lehigh®, and the licensed brand Michelin®.

Safe Harbor Language

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, which are intended to be covered by the safe harbors created thereby. Those statements include, but may not be limited to, all statements regarding intent, beliefs, expectations, projections, forecasts, and plans of the Company and its management and include statements in this press release regarding the Company’s ability to face near-term challenges related to the COVID-19 pandemic and the shelter-in-place orders currently in effect in many states (paragraph 3), the Company’s ability to capitalize on digital and distribution center capabilities and increase liquidity (paragraph 3), and the Company’s positioning to deliver sustained growth and increased profitability over the long-term (paragraph 3). These forward-looking statements involve numerous risks and uncertainties, including, without limitation, the various risks inherent in the Company’s business as set forth in periodic reports filed with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K for the year ended December 31, 2019 (filed March 6, 2020). One or more of these factors have affected historical results, and could in the future affect the Company’s businesses and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore there can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the Company, or any other person should not regard the inclusion of such information as a representation that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

Company Contact:	Tom Robertson
Chief Financial Officer
(740) 753-9100

Investor Relations:	Brendon Frey
ICR, Inc.
(203) 682-8200

Rocky Brands, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except share amounts)

	March 31,	December 31,	March 31,
	2020	2019	2019
ASSETS:
CURRENT ASSETS:
Cash and cash equivalents	$44,247	$15,518	$17,630
Trade receivables – net	33,277	45,585	41,161
Contract receivables	2,551	4,746	817
Other receivables	532	366	161
Inventories – net	77,214	76,731	69,905
Income tax receivable	-	150	348
Prepaid expenses	3,522	3,030	3,383
Total current assets	161,343	146,126	133,405
LEASED ASSETS	1,588	1,743	1,037
PROPERTY, PLANT & EQUIPMENT – net	28,434	27,423	23,438
IDENTIFIED INTANGIBLES – net	30,232	30,240	30,264
OTHER ASSETS	333	294	262
TOTAL ASSETS	$221,930	$205,826	$188,406

LIABILITIES AND SHAREHOLDERS' EQUITY:
CURRENT LIABILITIES:
Accounts payable	$17,933	$15,776	$17,271
Contract liabilities	2,551	4,746	817
Accrued expenses:
Salaries and wages	1,204	3,044	1,518
Taxes - other	588	967	638
Accrued freight	282	867	455
Commissions	362	608	494
Accrued duty	4,041	3,824	2,124
Other	1,430	1,702	1,746
Total current liabilities	28,391	31,534	25,063
LONG TERM DEBT	20,000	-	-
LONG-TERM TAXES PAYABLE	169	169	169
LONG-TERM LEASE	1,031	1,158	517
DEFERRED INCOME TAXES	8,108	8,108	7,780
DEFERRED LIABILITIES	215	201	121
TOTAL LIABILITIES	57,914	41,170	33,650
SHAREHOLDERS' EQUITY:
Common stock, no par value;
25,000,000 shares authorized; issued and outstanding March 31, 2020 7,309,121; December 31, 2019 - 7,354,970 and March 31, 2019 - 7,391,660	67,195	67,993	68,849
Retained earnings	96,821	96,663	85,907
Total shareholders' equity	164,016	164,656	154,756
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$221,930	$205,826	$188,406

Rocky Brands, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except share amounts)

	Three Months Ended
	March 31,
	2020	2019
NET SALES	$55,720	$65,929
COST OF GOODS SOLD	36,400	42,951
GROSS MARGIN	19,320	22,978

OPERATING EXPENSES	17,807	18,479

INCOME FROM OPERATIONS	1,513	4,499

OTHER INCOME (EXPENSES)	(9)	65

INCOME BEFORE INCOME TAXES	1,504	4,564

INCOME TAX EXPENSE	316	959

NET INCOME	$1,188	$3,605

INCOME PER SHARE
Basic	$0.16	$0.49
Diluted	$0.16	$0.48
WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING
Basic	7,351	7,382
Diluted	7,386	7,434

Rocky Brands, Inc. and Subsidiaries

Reconciliation of GAAP Measures to Non-GAAP Measures

(In thousands, except share amounts)

	Three Months Ended
	March 31,
	2020	2019
GROSS MARGIN
GROSS MARGIN, AS REPORTED	$19,320	$22,978
ADD: MANUFACTURING EXPENSES RELATED TO COVID-19 CLOSURES*	988	-
ADJUSTED GROSS MARGIN	$20,308	$22,978

OPERATING EXPENSES	$17,807	$18,479

INCOME FROM OPERATIONS, ADJUSTED	$2,501	$4,499

NET INCOME
NET INCOME, AS REPORTED	$1,188	$3,605
ADD: MANUFACTURING EXPENSES RELATED TO COVID-19 CLOSURES, AFTER TAX	781	-
ADJUSTED NET INCOME	$1,969	$3,605

NET INCOME PER SHARE, AS REPORTED
BASIC	$0.16	$0.49
DILUTED	$0.16	$0.48

ADJUSTED NET INCOME PER SHARE
BASIC	$0.27	$0.49
DILUTED	$0.27	$0.48

WEIGHTED AVERAGE SHARES OUTSTANDING
BASIC	7,351	7,382
DILUTED	7,386	7,434

*  Adjustment related to the overhead and payroll expenses incurred during the temporary closure of our manufacturing facilities due to COVID-19.